AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2000
                                                   REGISTRATION NO. 333-________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                            -----------------------

                     BUILDING MATERIALS HOLDING CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            DELAWARE                                       91-1834269
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                      Identification Number)


                                ONE MARKET PLAZA
                            STEUART TOWER, SUITE 2650
                             SAN FRANCISCO, CA 94105
                                 (415) 227-1650
          (Address and telephone number of Principal Executive Offices)

        BUILDING MATERIALS HOLDING CORPORATION 2000 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                            -----------------------


                                ROBERT E. MELLOR
                             CHIEF EXECUTIVE OFFICER
                                ONE MARKET PLAZA
                            STEUART TOWER, SUITE 2650
                             SAN FRANCISCO, CA 94105
                     (Name and Address of Agent for Service)
                                 (415) 227-1650
          (Telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                                 LAWRENCE CALOF
                           GIBSON, DUNN & CRUTCHER LLP
                               1530 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 849-5300

                            -----------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       PROPOSED         PROPOSED
                                       MAXIMUM          MAXIMUM       AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE  OFFERING PRICE     AGGREGATE    REGISTRATION
  TO BE REGISTERED   REGISTERED (1) PER SHARE (2)    OFFERING PRICE      FEE
--------------------------------------------------------------------------------
Common Stock,
  par value $.001
  per share.........  1,100,000        $9.56         $10,516,000       $2,776.22
                        shares
================================================================================

(1) This Registration Statement also covers any additional shares of common stock which become issuable under the Building Materials Holding Corporation 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Building Materials Holding Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of common stock of Building Materials Holding Corporation as reported on the Nasdaq National Market on August 17, 2000, which was $9.56.
================================================================================

Item 1.  PLAN INFORMATION.
         ----------------

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
         -------------------------------------------------------------

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents of Building Materials Holding Corporation ("BMHC" or the "Registrant") previously filed with the Securities and Exchange Commission (the "SEC") are hereby incorporated in this Registration Statement by reference:

 (1) the Registrant's annual report on Form 10-K filed with the SEC on March 30, 2000 for the fiscal year ended December 31, 1999;

 (2) the Registrant's quarterly report on Form 10-Q filed with the SEC on May 12, 2000 for the fiscal quarter ended March 31, 2000;

 (3) the Registrant's quarterly report on Form 10-Q filed with the SEC on August 14, 2000 for the fiscal quarter ended June 30, 2000;

 (4) the Registrant's Proxy Statement pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), filed with the SEC on April 5, 2000; and

 (5) the description of the Registrant's common stock contained in the Registrant's current report on Form 8-K filed with the SEC on September 24, 1997.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         BMHC's Bylaws provide that BMHC will indemnify its directors and executive officers and may indemnify its other officers, employees, and other agents to the fullest extent not prohibited by law. BMHC believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires BMHC to advance litigation expenses in the case of certain shareholder derivative actions or other actions. BMHC is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person that BMHC is required or permitted to indemnify. In accordance with such provision, BMHC has entered into indemnity agreements with each of its directors and executive officers. BMHC also has in effect directors and executive officers liability insurance coverage.

         BMHC's Certificate of Incorporation provides that, under Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to BMHC and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to BMHC, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Currently, there is no pending litigation or proceeding involving a director, executive officer, employee, or other BMHC agent where indemnification is sought. BMHC is not aware of any threatened litigation that may result in indemnification claims by any director, executive officer, employee, or other agent.

         Any future transactions between BMHC and its executive officers, directors and affiliates will be on terms no less favorable to BMHC than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of BMHC's disinterested directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("1933 Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

Item 8.  EXHIBITS.
         --------

         4.0    Building Materials Holding Corporation 2000 Stock Incentive Plan

         5.0    Opinion of Gibson, Dunn & Crutcher LLP

         23.1   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.0)

         23.2   Consent of PricewaterhouseCoopers LLP

         23.3   Consent of Arthur Andersen LLP

         24.0   Power of Attorney (included on the signature page hereof)

Item 9.  UNDERTAKINGS.
         ------------

         A.     The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

                  (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 14th day of August, 2000

                                  BUILDING MATERIALS HOLDING CORPORATION


                                 By:  /S/ ROBERT E. MELLOR
                                 ____________________________________________

                                 Robert E. Mellor
                                 President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS

         Each person whose signature appears below constitutes and appoints Robert E. Mellor, Ellis C. Goebel and Robert L. Becci, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


               SIGNATURE                                  TITLE                                  DATE
     /S/ ROBERT E. MELLOR                                                                   August 14, 2000
------------------------------------     President, Chief Executive Officer and
Robert E. Mellor                         Director (Principal Executive Officer)

     /S/ ELLIS C. GOEBEL                                                                    August 14, 2000
-----------------------------------      Senior Vice President - Finance and
Ellis C. Goebel                          Treasurer (Principal Financial Officer)

     /S/ ROBERT L. BECCI                                                                    August 14, 2000
-----------------------------------      Vice President and Controller
Robert L. Becci                          (Principal Accounting Officer)

     /S/ GEORGE E. MCCOWN                                                                   August 14, 2000
-----------------------------------      Chairman of the Board
George E. McCown

    /S/ ALEC F. BECK                                                                        August 14, 2000
-----------------------------------      Director
Alec F. Beck

     /S/ H. JAMES BROWN                                                                     August 14, 2000
-----------------------------------      Director
H. James Brown

     /S/ WILBUR J. FIX                                                                      August 14, 2000
-----------------------------------      Director
Wilbur J. Fix

     /S/ ROBERT V. HANSBERGER                                                               August 14, 2000
-----------------------------------      Director
Robert V. Hansberger

     /S/ DONALD S. HENDRICKSON                                                              August 14, 2000
-----------------------------------      Director
Donald S. Hendrickson

     /S/ GUY O. MABRY                                                                       August 14, 2000
-----------------------------------      Director
Guy O. Mabry

     /S/ PETER S. O'NEILL                                                                   August 14, 2000
-----------------------------------      Director
Peter S. O'Neill

                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION

4.0      Building Materials Holding Corporation 2000 Stock Incentive Plan

5.0      Opinion of Gibson, Dunn & Crutcher LLP

23.1     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.0)

23.2     Consent of PricewaterhouseCoopers LLP

23.3     Consent of Arthur Andersen LLP

24.0     Power of Attorney (included on the signature page hereof)